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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Middle Bay Oil Company, Inc. on Form S-4 of our report dated March 25, 1998 related to the financial statements of Enex Consolidated Partners, L.P., appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.


/s/ Deloitte & Touche, LLP
--------------------------
DELOITTE & TOUCHE, LLP
Houston, Texas
October 16, 1998